CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Starcore International Mines Ltd. of our report dated August 9, 2016, relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Starcore International Mines Ltd. for the period ended April 30, 2016.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

August 9, 2016